Exhibit 99.4

REVOCABLE PROXY

UNITED COMMUNITY BANCORP

ANNUAL MEETING OF STOCKHOLDERS

                    , 2012

        :             .m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of United Community Bancorp, consisting of                     ,                      and                     , or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of United Community Bancorp which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on                     , 2012 at             :                      .m., local time, at                     , Lawrenceburg, Indiana and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The approval of a plan of conversion and reorganization pursuant to which: (A) United Community MHC, which currently owns 59.4% of the common stock of United Community Bancorp, will merge with and into United Community Bancorp, with United Community Bancorp being the surviving entity; (B) United Community Bancorp will merge with and into new United Community Bancorp, an Indiana corporation formed to be the holding company for United Community Bank, with new United Community Bancorp being the surviving entity; (C) the outstanding shares of United Community Bancorp, other than those held by United Community MHC, will be converted into shares of common stock of new United Community Bancorp; and (D) new United Community Bancorp will offer shares of its common stock for sale in a subscription offering and, if necessary, in a syndicated community offering and/or an underwritten public offering.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	The following informational proposals:

2a.	Approval of a provision in new United Community Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to new United Community Bancorp’s articles of incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2b.	Approval of a provision in new United Community Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new United Community Bancorp’s outstanding voting stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	The election as directors of all nominees listed.

	FOR	VOTE WITHHELD
Jerry W. Hacker	☐	☐
James D. Humphrey	☐	☐
Ralph B. Sprecher	☐	☐

4.	The ratification of the appointment of Clark, Schaefer, Hackett & Co. as the independent registered public accounting firm of United Community Bancorp for the year ending June 30, 2013.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the meeting to approve the plan of conversion and reorganization.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AND THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote with respect to matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

The above-signed hereby acknowledges receipt of a Notice of Annual Meeting and a Proxy Statement/Prospectus prior to signing this proxy.